UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2026

BROWN & BROWN, INC.

(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 North Beach Street
Daytona Beach, Florida		32114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (386) 252-9601

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Annual Cash Incentive for 2026

On February 26, 2026 the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Brown & Brown, Inc. (the “Company”) adopted the annual cash incentive for 2026 for certain of the Company’s executive officers, including certain of the named executive officers, pursuant to which they are eligible to receive a cash incentive payment based on the achievement of certain performance objectives in 2026. The terms of the annual cash incentive are not contained in a formal written document.

The named executive officer’s annual cash incentive payment amount will consist of three components (the calculation of which may be adjusted by the Compensation Committee, at its discretion, to exclude the effect of items that are unusual in nature or infrequently occurring), which are as follows:

•
The first component, which will affect 40% of the 2026 cash incentive amount, is based on specified organic revenue growth targets, which, for named executive officers whose responsibilities encompass the Company as a whole rather than being tied to a particular segment, will be calculated based upon the organic revenue growth of the Company as a whole, and for named executive officers with segment operational responsibilities, will be calculated based upon the organic revenue growth of the segment for which each such executive officer has oversight responsibility.

•
The second component, which will affect 40% of the 2026 cash incentive amount, will be determined based upon performance of the Company’s adjusted EBITDAC margin (“EBITDAC Margin - Adjusted”), which is (i) the Company’s income before income taxes less amortization, depreciation, interest and the change in estimated acquisition earn-out payables, adjusted to exclude the (gain)/loss on disposal, divided by (ii) total revenues.

•
The third component, which will affect 20% of the 2026 cash incentive amount, will be linked to the achievement of personal objectives of the named executive officer as determined by the Compensation Committee.

Each of the components described above contemplates a minimum payout of 0% of each named executive officer’s target cash incentive amount and a maximum payout of 200% of each named executive officer’s target cash incentive amount. The target cash incentive amounts for our named executive officers for 2026 are as follows: J. Powell Brown - $5,500,000; R. Andrew Watts - $1,400,000; J. Scott Penny - $1,100,000; and Chris L. Walker - $1,400,000.

Performance Stock Award Grants

On March 3, 2026, the Compensation Committee authorized and approved grants of shares of performance-based restricted stock under the 2019 Stock Incentive Plan to, among others, certain of the Company's named executive officers. The vesting of fifty percent (50%) of these restricted shares (the “PSA Shares”) is tied to (1) specified compound annual growth rate targets of the Company’s cumulative share price and (2) the relative total share price return of the Company as compared to the median total share price return of the S&P 500 index, and the vesting of the other fifty percent (50%) of the PSA Shares is tied to (1) specified compound annual growth rate targets of the Company’s cumulative earnings per share, excluding the after-tax impact of the change in estimated acquisition earn-out payables, (gain)/loss on disposal, and amortization, and (2) the relative total share price return of the Company as compared to the median total share price return of the S&P 500 index, in each case measured over a five-year period beginning January 1, 2026. The PSA Shares contemplate a minimum payout of 0% and a maximum payout of 805% based upon the level of performance of each performance condition during the five-year measurement period. The PSA Shares will vest in equal increments on March 3, 2032, March 3, 2033, and March 3, 2034, assuming continuous employment through such vesting dates, provided that vesting will accelerate in the event of termination as a result of death or disability, or termination (including constructive termination) without cause within 12 months following a change in control of the Company. Recipients of PSA Shares will have voting and dividend rights from and after the date of awarding, whether or not vested, but cannot dispose of the shares. The dollar amounts of the PSA Shares granted to the Company's named executive officers are as follows: J. Powell Brown - $10,000,000; R. Andrew Watts - $5,000,000 and J. Scott Penny - $2,500,000. The number of granted PSA Shares will equal the number of whole shares resulting from dividing the foregoing dollar amounts by the closing price of the Company’s common stock as of the last business day before March 3, 2026, which is the grant date of the PSA Shares.

A copy of a form of Performance Stock Award Agreement, pursuant to which these grants were made, is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Performance Stock Unit Grant

On March 3, 2026, the Compensation Committee also authorized and approved a grant of performance-based restricted stock units (collectively, the “PSUs”) under the 2019 Stock Incentive Plan to Chris L. Walker, one of the Company’s named executive officers. The vesting of fifty percent (50%) of the PSUs is tied to (1) specified compound annual growth rate targets of the Company’s cumulative share price and (2) the relative total share price return of the Company as compared to the median total share price return of the S&P 500 index, and the vesting of the other fifty percent (50%) of the PSUs is tied to (1) specified compound annual growth rate targets of the Company’s cumulative earnings per share, excluding the after-tax impact of the change in estimated acquisition earn-out payables, (gain)/loss on disposal, and amortization, and (2) the relative total share price return of the Company as compared to the median total share price return of the S&P 500 index, in each case measured over a five-year period beginning January 1, 2026. The PSUs contemplate a minimum payout of 0% and a maximum payout of 299% based upon the level of performance of each performance condition during the five-year measurement period. The PSUs will vest in equal increments on March 3, 2031 (or, if later, the date on which the PSUs become awarded PSUs), March 3, 2032, and March 3, 2033, assuming continuous employment through such vesting dates, provided that vesting will accelerate in the event of death, disability or termination (including constructive termination) without cause within 12 months following a change in control of the Company. In the event of Mr. Walker’s qualified retirement, awarded PSUs will be paid post-retirement on the remaining original scheduled vesting dates, subject to Mr. Walker being in good standing with the Company as of the dates of such payments. PSUs will be settled by delivery of shares of Company common stock. Dividend equivalents will accrue on awarded PSUs from and after the date of awarding and be paid no later than 30 days following the applicable dividend payment date. The dollar amount of the PSUs granted to Mr. Walker is $1,500,000. The number of granted PSUs will equal the number of whole units resulting from dividing the foregoing dollar amount by the closing price of the Company’s common stock as of the last business day before March 3, 2026, which is the grant date of the PSUs.

A copy of a form of Performance Stock Unit Agreement, pursuant to which this grant was made, is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

10.1	Form of Performance Stock Award Agreement under the 2019 Stock Incentive Plan

10.2	Form of Performance Stock Unit Agreement under the 2019 Stock Incentive Plan

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN & BROWN, INC. (Registrant)

Date:	March 4, 2026	By:	/s/ Anthony M. Robinson
Anthony M. Robinson Secretary